BRIGGS, BUNTING &
  DOUGHERTY, LLP



               Ex. 77B

     REPORT OF
  INDEPENDENT CERTIFIED
  PUBLIC ACCOUNTANTS
     ON INTERNAL
  CONTROL


  Shareholders and Board of
  Trustees of
  Phoenix-Kayne Mutual Funds
  Los Angeles, California

  In planning and performing our audit
  of the financial statements of
  Phoenix-Kayne Funds (comprising,
  respectively, the Large Cap Fund, the
  Small-Mid Cap Fund, the
  International Fund, the Intermediate
  Total Return Bond Fund and the
  California Intermediate Tax-Free
  Bond Fund) for the year ended
  December 31, 2002, we considered
  its internal control, including control
  activities for safeguarding securities,
  in order to determine our auditing
  procedures for the purpose of
  expressing our opinion on the
  financial statements and to comply
  with the requirements of Form N-
  SAR, not to provide assurance on
  internal control.

  The management of the Funds is
  responsible for establishing and
  maintaining internal control.  In
  fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective or preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

  Because of inherent limitations in
  internal control, error or fraud may
  occur and not be detected.  Also,
  projection of any evaluation of
  internal control to future periods is
  subject to the risk that it may become
  inadequate because of changes in
  conditions or that the effectiveness of
  the design and operation may
  deteriorate.

  Our consideration of internal control
  would not necessarily disclose all
  matters in the internal control that
  might be material weaknesses under
  standards established by the American
  Institute of Certified Public
  Accountants.  A material weakness is a
  condition in which the design or
  operation of one or more of the
  internal control components does not
  reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2002.

  This report is intended solely for the
  information and use of management
  and the Securities and Exchange
  Commission, and should not be used
  for any other purpose.




     BRIGGS, BUNTING &
  DOUGHERTY, LLP

  Philadelphia, Pennsylvania
  January 24, 2003